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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 25, 2005


                              TECHTEAM GLOBAL, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                   0-16284               38-2774613
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(State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)              File No.)         Identification No.)


             27335 West 11 Mile Road
               Southfield, Michigan                             48034
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    (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number including area code:   (248) 357-2866


   --------------------------------------------------------------------------
          (Former name or former address if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


                           TechTeam Global, Inc. ("TechTeam" or the "Company")
                  entered into an employment agreement with William F. Coyro, Jr., its President and Chief Executive Officer, on May 28, 2005 ("Employment Agreement"). Under the Employment Agreement, Dr. Coyro's base salary is $360,000 per annum, and he is entitled to participate in the Company's Annual Incentive Plan and Long Term Incentive Plan.

                           The term of the Employment Agreement is from May 1,
                  2005 through April 30, 2008. The Employment Agreement terminates automatically with the death or disability of Dr. Coyro. Otherwise, during the term of the Employment Agreement, TechTeam may terminate Dr. Coyro's employment only for "cause" which includes, but is not limited to, (1) any material breach of the Employment Agreement by Dr. Coyro, which is not remedied within thirty (30) days after written notice thereof,
                  (2) Dr. Coyro's conviction of a felony or other crime involving moral turpitude, any act or omission by him during the Employment Period involving willful malfeasance or gross negligence in the performance of his duties hereunder, or (3) Dr. Coyro's failure to follow the reasonable instructions given in good faith by the Board, which is not remedied within thirty (30) days after written notice thereof. After April 30, 2008, the Employment Agreement can be terminated with sixty
                  (60) days prior notice.

                           Under the Employment Agreement, the Company provides
                  Dr. Coyro with an individual medical insurance policy, as well as other benefits made available to other employees and management of TechTeam. In the event of a change of control in the ownership of the Company with less than one year remaining on the term of the Agreement, Dr. Coyro's Employment Agreement Relating to a Change of Control will be effective, and if triggered, he would be entitled to salary payments of not more than one year's salary. The Agreement also provides certain covenants by Dr. Coyro not to compete with TechTeam during the term of the Agreement and two years thereafter.

                           A copy of the Employment Agreement is attached as
                  Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

                           On May 25, 2005, the Board of Directors ("Board") of
                  TechTeam Global, Inc. ("TechTeam") approved the Bylaws of TechTeam Global, Inc. as Amended and Restated on May 25, 2005 ("Bylaws"). The changes to the Bylaws include:

                           a. Article I, Section 1 was modified to provide that the Annual Meeting of the Company is to be held in May of each year at a date, time and place to be determined by the Board;

                           b. Article II, Section 2 was modified to reduce the number of


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                                    current director positions on the Board from
                                    ten (10) to seven (7);

                           c. Article II, Section 4 was modified to eliminate the requirement that the Board report all material actions taken by the Board during a year at the next Annual Meeting of Shareholders;

                           d. Article 6, Section 6 was modified to enable notice of meeting of the Board to be given by facsimile or email; and

                           e.       Typographical corrections were made.

                           A copy of the Bylaws are attached as Exhibit 99.2
                    to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01         OTHER EVENTS

                           On May 25, 2005, Richard R. Widgren was elected to
                  TechTeam's Board by the shareholders. Mr. Widgren is currently Vice President -- Finance, Treasurer and Chief Financial Officer of Urban Science, Inc., a retail sales channel consulting company, where he began employment in August of 2001. Previously, Mr. Widgren service as Vice President -- Finance and Corporate Controller of Kelly Services, Inc. Mr. Widgren will serve on the Audit Committee and Strategy and Investment Committee of the Board.

                           Further, on May 25, 2005, the TechTeam Board
                  re-elected Kim A. Cooper to serve as the Chairman of the Board until the 2006 Annual Meeting of the Board or his successor is elected. Mr. Cooper, 46, became a director in March 1996, and Chairman of the Board in May 2003.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

                  (C)   THE FOLLOWING EXHIBITS ARE INCLUDED WITH THE REPORT

EXHIBIT 99.1 Employment and Noncompetition Agreement between TechTeam Global, Inc. and William F. Coyro, Jr. effective May 1, 2005.

EXHIBIT 99.2 Bylaws of TechTeam Global, Inc. as Amended and Restated on May 25, 2005



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                TECHTEAM GLOBAL, INC.



                                                By     /s/ Michael A. Sosin
                                                       --------------------
                                                       Michael A. Sosin
                                                       Secretary

Date:    June 1, 2005



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                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
-----------                -----------
99.1                       Employment and Noncompetition Agreement between
                           TechTeam Global, Inc. and William F. Coyro, Jr.
                           effective May 1, 2005.

99.2                       Bylaws of TechTeam Global, Inc. as Amended and
                           Restated on May 25, 2005



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